EX‑35.2

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.   A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.   To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Wells Fargo Commercial Mortgage Securities, Inc..	Series 2010‐C1	Special Servicer
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2014‐LC14
Special Servicer of the Outlet Collection Jersey Gardens & Americas Mart loans under the WF‐RBS 2013‐C18 PSA.
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2014‐C22
Master Servicer of the Stamford Plaza loan under the GSM 2014‐GC24 PSA.
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2013‐UBS1
Special Servicer of the Outlet Collection Jersey Gardens loans under the WF‐RBS 2013‐C18 PSA
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2013‐C18	Special Servicer
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2012‐C10	Special Servicer
Special Servicer on the Republic Plaza and the Concord Mills loans under the WF‐RBS 2013‐C11 PSA
Depositor	WF‐RBS Commercial Mortgage Trust	Series 2011‐C4	Special Servicer
Fox River Mall and Eastgate Mall only